Exhibit 28(a)(11)

PEAR TREE FUNDS

CLERK’S CERTIFICATE

The undersigned certifies that he is the Clerk of Pear Tree Funds, a voluntary association with transferrable shares organized under the laws of the Commonwealth of Massachusetts (the “Trust”), and that, as such, he is authorized to execute this Certificate on behalf of the Trust.  The undersigned further certifies that at a meeting of the Board of Trustees of the Trust duly called and held on February 8, 2018, at which a quorum was present and acting throughout, that the Trustees duly adopted the following resolutions, and that said resolutions have bot been the following is a true and complete copy of a resolution of the Board of Trustees revoked, revised or amended in any manner and is, on the date hereof still in full force and effect:

WHEREAS, whereas Pear Tree PanAgora Emerging Markets Fund (“Emerging Markets Fund”), a series of Pear Tree Funds (the “Trust”), owns all, or substantially all of the outstanding shares of beneficial interests of Pear Tree PanAgora Risk Parity Emerging Markets Fund (“Risk Parity Fund”), also a separate series of the Trust; and

WHEREAS, the Trustees, pursuant to Article IV, Section 3 of the Trust’s Second Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”), have all powers necessary or convenient to carry out the business of the Trust, including the authority to establish separate series to which they may allocate Trust property as well as consent to or participate in any plan of reorganization or merger of any issuer; and

WHEREAS, the Trustees, including the Independent Trustees, pursuant to Rule 17a-8 under the Investment Company Act of 1940, as amended, have reviewed, and have requested such information as they believe may reasonably be necessary to evaluate, the terms of a proposed Agreement and Plan of Reorganization in substantially the form presented at this meeting (the “Reorganization Agreement”) between Emerging Markets Fund and Risk Parity Fund, and the transactions contemplated therein (collectively, the “Reorganization”), and have in their collective opinion, considered and given appropriate weight to all pertinent factors; and

WHEREAS, the Trustees, including all of the Independent Trustees, have pursuant to Rule 17a-8 and the Declaration of Trust determined that: (a) the Reorganization Agreement and the Reorganization are fair and reasonable and in the best interest of Risk Parity Fund and its shareholders, and the interests of Risk Parity Fund’s existing shareholders will not be diluted as a result of the Reorganization; and (b) the Reorganization Agreement and the Reorganization are fair and reasonable and in the best interest of Emerging Markets Fund, in its capacities as a shareholder of Risk Parity Fund and as a party to the Reorganization Agreement and a participant in the Reorganization, and Emerging Markets Fund shareholders, and the interests of Emerging Market Fund’s existing shareholders will not be diluted as a result of the Reorganization; and

WHEREAS, the Trustees have been advised by legal counsel to the Trust that in order to consummate the Reorganization, the Staff of the Securities and Exchange Commission (the “SEC”) requires the Trust to prepare, file and have declared effective a Registration Statement on Form N-14 that would (a) register under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of Emerging Markets Fund shares to the shareholders of Risk Parity Fund in connection with the Reorganization; and (b) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide information to the shareholders of Risk Parity Fund in conformity with Schedule 14C under the Exchange Act that would, among other things, describe the Reorganization Agreement and the Reorganization; it is therefore

RESOLVED, that the Trustees, including a majority of the Independent Trustees, approve (a) on behalf of Risk Parity Fund the Reorganization Agreement and the Reorganization; and (b) on behalf of Emerging Markets Fund, in its capacities as a shareholder of Risk Parity Fund and as a party to the Reorganization Agreement and a participant in the Reorganization, the Reorganization Agreement and the Reorganization; and it is

FURTHER RESOLVED, that the officers of the Trust are authorized and directed on behalf of the Trust to enter into, execute and deliver the Reorganization Agreement, and to make such modifications to the Reorganization Agreement as the officers of the Trust, individually or collectively, and in consultation with legal counsel to the Trust, may deem necessary or appropriate; and it is

FURTHER RESOLVED, that the officers of the Trust are authorized and directed on behalf of the Trust to (a) establish each of the “Valuation Time” and the “Exchange Date” provided for under the Reorganization Agreement, and (b) effect on behalf of each of Risk Parity Fund and Emerging Markets Fund the Reorganization; and it is

FURTHER RESOLVED, that the officers of the Trust are authorized and directed on behalf of the Trust to prepare and file with the SEC a Combined Prospectus/Information Statement in a Registration Statement on Form N-14 (as such Form N-14 Registration Statement may be amended or supplemented from time to time), for the purposes described above; and it is

FURTHER RESOLVED, that upon the effectiveness of such registration statement on Form N-14 and during the period such Registration Statement on Form N-14 remains effective, the officers of the Trust are authorized and directed on behalf of the Trust to cause to be issued and sold an unlimited number of shares of Emerging Markets Fund, at a price per share of not less than the net asset value thereof and otherwise substantially in conformity with and subject to all of the provisions, terms and conditions set forth in the prospectus and statement of additional information and/or registration statements relating to the offer and sale of Emerging Markets Fund shares, as such documents may from time to time be amended and/or supplemented; and it is

FURTHER RESOLVED, that when any of the shares of Emerging Markets Fund shall have been so issued and sold, they shall be deemed to be validly issued, fully paid and non-assessable by the Trust; and it is

FURTHER RESOLVED, that the officers of the Trust are authorized and directed on behalf of the Trust to take or cause to be taken any and all such actions as may be necessary or desirable to carry out the purpose of the forgoing resolutions, including the filing of any documents relating to the registration of Emerging Markets Fund’ shares under Section 5 of the Securities Act, and the taking of any and all such action shall constitute conclusive evidence of the authority of such officer or officers.

FURTHER RESOLVED, that the officers of the Trust are authorized and directed on behalf of the Trust to prepare, execute and file one or more supplements and/or amendments to the Registration Statement of the Trust on Form N-1A, including the Prospectus and Statement of Additional Information of Emerging Markets Fund, and other additional filings as necessary, with such changes as such officers of the Trust, with advice of counsel to the Trust, deem necessary or appropriate; and it is

FURTHER RESOLVED, that the officers of the Trust hereby are authorized and directed on behalf of the Trust to file with the Secretary of the Commonwealth of Massachusetts such amendment to the Declaration of Trust or other document to reflect the dissolution and liquidation of Risk Parity Fund; and it is

FURTHER RESOLVED, that the officers of the Trust are authorized and directed on behalf of the Trust to update, execute and deliver such other plans, agreements and documentation for each of Emerging Markets Fund and Risk Parity Fund, with such changes as such officers of the Trust, with advice of counsel to the Trust, deem necessary or appropriate to effect the intent of the foregoing resolutions; and it is

FURTHER RESOLVED, that the officers of the Trust are authorized and directed on behalf of the Trust to take such other actions as are necessary or appropriate to give effect to these resolutions.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 16th day of November 2018.

By:	/s/ Thomas Buckley
Thomas Buckley, Clerk